Exhibit 99.1

CARLOS M. GUTIERREZ, FORMER U.S. SECRETARY OF COMMERCE,

JOINS UNITED TECHNOLOGIES CORP. BOARD OF DIRECTORS

HARTFORD, Conn., Feb. 9, 2009 – Carlos M. Gutierrez, former U.S. Secretary of Commerce, was elected to the United Technologies Corp. (NYSE:UTX) Board of Directors, effective March 11. He joins 13 other board members, 11 of whom are independent.

Gutierrez, 55, served most recently as U.S. Secretary of Commerce under the Bush Administration from 2005 to January 2009, where he led a large and diverse Cabinet agency of over 38,000 employees responsible for promoting American business around the globe. Prior to his appointment to U.S. Secretary of Commerce, Gutierrez spent 30 years with Kellogg Company, serving as Chairman and CEO from 2000 to 2005.

“Carlos Gutierrez has great experience and accomplishments internationally both through his long tenure at Kellogg and as our nation’s Secretary of Commerce,” said UTC Chairman George David. “I am delighted to welcome him to UTC’s board.”

Gutierrez studied Business Administration at the Monterrey Institute of Technology in Queretaro, Mexico. He has served on the boards of Colgate-Palmolive Company and the Grocery Manufacturers of America and as Co-Trustee of the W.K. Kellogg Foundation Trust.

United Technologies Corp., based in Hartford, Conn., is a diversified company that provides high technology products and services to the building and aerospace industries.

UTC-IR

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